Exhibit 10.2

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 4 TO WORK STATEMENT NB-1

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-1 under the Agreement as of March 29, 2011 (“Effective Date”), and entered into an Amendment No. 1, Amendment No. 2, and Amendment No. 3 to Work Statement NB-1 as of December 9, 2011, June 18, 2012 and November 6, 2013 respectively, (as amended, “Work Statement NB-1”).

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 4 to Work Statement NB-1 (“Amendment No. 4”) effective as of March 28, 2014 (“Amendment Date”). Capitalized terms used in this Amendment No. 4 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 3, the parties agree as follows:

1. Addition of Performance Incentive Bonus Program (a) In order to facilitate the timely completion of activities related to the Phase III clinical study of the subcutaneous injection form of abaloparatide (formerly, BA058) under Work Statement NB-1, Radius wishes to provide for an additional incentive payment of up to $5 million to NB.

(b) A new section at the bottom Attachment B to Work Statement NB-1 (Budgets, Fees, Pass-through Costs, and Payment Schedule*) is hereby amended to read in full as follows:

After the Amendment Date, NB shall receive an additional fee of $500,000 for every 50 subjects that complete End-of-Study visits and all procedures that are required to be performed according to the Schedule of Visits and Procedures as set out in Appendix 14.1 of the Protocol for the BA058-05-003 study (“Study Completers”), subject to a maximum payment amount of $5 million (the “Performance Incentive Bonus Program”).

(d) The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new Paragraph (13) and Paragraph (14) immediately following Paragraph (12) of the Payment Schedule, which shall read in full as follows:

“(13)  In the event that an underwritten initial public offering of shares of Radius’ common stock (an “IPO”) is consummated prior to May 31, 2014, the purchase price for the Performance Incentive Bonus Program shall be paid solely in cash. Payments will be made by Radius upon submission of an invoice by NB for each group of 50 Study Completers until 450 subjects have completed and been invoiced under the Performance Incentive Bonus Program. The final payment of $500,000 for the last 50 Study Completers under the Performance Incentive Bonus Program will be due up the completion of the last study subject for BA058-05-003.

Should an IPO not be consummated by Radius prior to May 31, 2014, any payments due under the Performance Incentive Bonus Program shall be instead be paid in the form of Bonus Shares as part of the Bonus Equity Payment Amount in lieu of cash under the same model as for Work Statement NB-1, NB-2 and NB-3 under an amended Stock Issuance Agreement modeled on the Amended and Restated Stock Issuance Agreement entered into by the parties as of May 16, 2011.”

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 4, all of the terms, provisions and conditions of the Agreement and Work Statement NB-1 are hereby ratified and confirmed and shall remain in full force and effect.  The term “Work Statement NB-1”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-1 as amended by this Amendment No. 4.

3.  General.  This Amendment No. 4 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument

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IN WITNESS WHEREOF the parties have caused this Amendment No. 4 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 4 under seal as of the Amendment Date.

RADIUS HEALTH, INC.		NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ Robert E. Ward		/s/ Thomas Nielson
By:	Robert E. Ward	By:	Thomas Nielson
Title:	President and CEO	Title:	CFO

Notice Address		Notice Address
Radius Health, Inc.		Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor		Herlev Hovedgade 207
Cambridge, MA 02139		2730 Herlev
USA		Denmark
Attn: President		Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies
Phone: 01.617.444.1834		Phone: 45.4452.5251
Fax: 01.617.551.4701		Fax: 45.4452.525